UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 15, 2005

Date of Report (Date of earliest event reported)

FTD GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32425	87-0719190
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3113 Woodcreek Drive Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)

(630) 719-7800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 15, 2005, the underwriters of FTD Group, Inc.’s recent initial public offering acquired an additional 435,200 shares of common stock, priced at $13.00 per share, pursuant to the over-allotment option granted to the underwriters.  All shares were sold by FTD Group, Inc.  Net proceeds from the over-allotment option will be used to redeem a portion of FTD, Inc.’s 7.75% Senior Subordinated Notes due 2014 at a redemption price of 107.75% of principal amount, plus accrued and unpaid interest to the redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD GROUP, INC.

By:	/s/ Carrie A. Wolfe
Name:	Carrie A. Wolfe
Title:	Chief Financial Officer

Date: March 15, 2005